Exhibit 99.1

StubHub Announces Third Quarter 2025 Results

- Successfully Completed Initial Public Offering, Listing on NYSE -

- Delivered $2.4 Billion in Gross Merchandise Sales, Up 11% Year-Over-Year -

- Strengthened Balance Sheet with $750 Million Debt Reduction -

NEW YORK – November 13, 2025 — StubHub Holdings, Inc. (NYSE: STUB) (“StubHub” or the “Company”), a leading global ticketing marketplace for live events, today reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•	Gross Merchandise Sales (“GMS”)[1] of $2.4 billion, up 11% year-over-year. Excluding the impact of the Taylor Swift “Eras” Tour, GMS grew 24% year-over-year

•	Revenue of $468 million, up 8% year-over-year and equal to 19% of GMS

•

Net Loss of $1.3 billion, reflecting a one-time stock-based compensation charge of $1.4 billion related to the Company’s initial public offering (“IPO”), representing the GAAP required recognition of multiple years of equity awards to employees

•	Adjusted EBITDA[1] of $67 million, up 21% year-over-year and representing a 14% margin

•	Successfully completed IPO, listing on the New York Stock Exchange in September 2025, which together with the Series O preferred equity, raised approximately $1 billion in gross proceeds

•	Strengthened the balance sheet by using net IPO proceeds to repay approximately $750 million of debt, reducing Net Leverage[1] to 3.9x trailing twelve months Adjusted EBITDA

•

Secured and announced a multi-year partnership with Major League Baseball to distribute primary ticket inventory through our Direct Issuance technology, expanding fan access to MLB games beginning with the 2026 season

	Three Months Ended September 30,
	2025	2024	% Change

	(in thousands, except percentages)
Gross Merchandise Sales (GMS)	$2,434,796	$2,188,890	11%
Revenue	$468,113	$433,779	8%
Net loss	$(1,294,609)	$(33,012)	*
Adjusted EBITDA	$67,493	$55,750	21%
Adjusted EBITDA Margin	14%	13%

* - Not meaningful

Eric Baker, Founder, Chairman and Chief Executive Officer of StubHub, commented, “Our debut quarter as a public company underscores the strength and resilience of our global marketplace. We delivered double-digit GMS growth, expanded market share, and significantly strengthened our balance sheet — all while advancing our long-term strategy to make live entertainment more accessible for fans everywhere.”

Baker continued, “StubHub’s mission has always started with the fan — creating more access and transparency around the live event experience. We are building a truly differentiated consumer product that improves the experience for fans while unlocking better economics for venues, teams, and artists through open distribution. We’re early in that journey, but our progress so far gives us great confidence in our strategy and the long-term value we’re creating.”

1.	For a definition, please refer to “Key Business Metric and Non-GAAP Financial Measures” below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.

Conference Call and Webcast Information

StubHub will host a conference call and audio webcast today at 5:00 PM Eastern Time, during which management will discuss third quarter results and provide commentary on business performance.

A live audio webcast of the earnings conference call may be accessed on StubHub’s website at investors.stubhub.com, along with a copy of the earnings call presentation and this press release. The audio webcast will be available on the Company’s investor relations website for up to 12 months following the conclusion of the call.

About StubHub

StubHub is a leading global ticketing marketplace for live events. Through StubHub in North America and viagogo internationally, StubHub services customers in over 200 countries and territories, supporting over 30 languages and accepting payments in over 45 currencies – from sports to music, comedy to dance, festivals to theater. StubHub offers a safe and convenient way to buy or sell tickets to live events across the world for memorable live experiences.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ materially from expectations, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, and you should not rely on these as predictions of future events. Factors that may cause differences include, without limitation: our ability to compete in the ticketing industry against current or future competitors; our ability to maintain relationships with buyers and sellers, including individual sellers, professional sellers and content rights holders; the demand for tickets on our platform or for live events in general; our ability to continue to improve our platform and maintain and enhance our brands; the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events; our ability to rely on third-party platforms to distribute our applications or host our ticketing platform; our ability to expand the adoption of our platform for direct issuance and disrupt the legacy primary ticketing model; our ability to expand into adjacent market opportunities across live entertainment and into additional live event and experience categories; our expectations regarding the size, addressability and expected growth or contraction of our target market, as well as our beliefs as to the drivers of those changes; our ability to comply with domestic regulatory regimes; our ability to successfully defend against litigation; the effects of seasonal trends on our results of operations; our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cybersecurity risks; our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations or service our debt, contractual commitments or obligations; our ability to remediate material weaknesses in our internal control over financial reporting; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates and rising inflation rates; the increased expenses associated with being a public company; and our ability to attract and retain a qualified management team and other team members while controlling our labor costs. For additional information on other potential risks and uncertainties that could cause actual results to differ from expected results, please refer to our filings with the Securities and Exchange Commission. All forward-looking statements are based on information available to us as of the date of this press release and are made only as of such date. The Company undertakes no obligation to update these statements to reflect subsequent events or circumstances, except as required by law.

Contact

Investors:

ir@stubhub.com

Media:

StubHub@brunswickgroup.com &

pr@stubhub.com

STUBHUB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$468,113	$433,779	$1,296,015	$1,237,230
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	100,514	79,562	238,102	205,919
Operations and support	22,508	15,584	48,634	44,379
Sales and marketing	281,136	220,964	735,246	606,664
General and administrative	1,425,733	99,355	1,571,161	296,929
Depreciation and amortization	6,411	6,168	19,167	18,139

Total costs and expenses	1,836,302	421,633	2,612,310	1,172,030

(Loss) income from operations	(1,368,189)	12,146	(1,316,295)	65,200
Interest income	12,912	11,045	31,579	31,286
Interest expense	(35,360)	(47,548)	(121,665)	(134,569)
Other income, net	4,904	1,907	4,552	1,907
Foreign currency losses	(1,133)	(19,519)	(86,303)	(5,388)
Loss on extinguishment of debt	(15,454)	—	(15,454)	(8,216)
Gains (losses) on derivatives	1,471	(7,858)	637	2,380

Total other expense, net	(32,660)	(61,973)	(186,654)	(112,600)

Loss before income taxes	(1,400,849)	(49,827)	(1,502,949)	(47,400)
Benefit (provision) for income taxes	106,240	16,815	132,328	(9,590)

Net loss	(1,294,609)	(33,012)	(1,370,621)	(56,990)

Net loss attributable to common stockholders	$(1,331,317)	$(45,875)	$(1,443,132)	$(96,061)

Net loss per share attributable to common stockholders:
Basic	$(4.27)	$(0.15)	$(4.70)	$(0.32)

Diluted	$(4.27)	$(0.15)	$(4.71)	$(0.32)

Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic	311,633,848	304,427,934	306,981,026	304,335,924

Diluted	312,956,375	304,427,934	307,421,868	304,335,924

STUBHUB HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,392,458	$1,000,965
Accounts receivable	6,205	5,473
Inventory	2,004	16,145
Prepaid expenses and other current assets	39,425	28,772

Total current assets	1,440,092	1,051,355
Non-current assets:
Property and equipment, net	58,269	6,514
Trademarks and trade names	864,800	864,800
Other intangible assets, net	43,715	59,855
Goodwill	2,686,701	2,686,701
Restricted cash	16,593	14,634
Deferred tax assets	401,163	248,482
Other non-current assets	89,447	161,244

Total assets	$5,600,780	$5,093,585

Liabilities, Redeemable Preferred Stock, Redeemable Common Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,924	$112,633
Payments due to buyers and sellers	865,826	706,783
Accrued expenses and other current liabilities (including $22,272 and $0 under the fair value option, respectively)	333,550	269,104
Long-term debt obligations, current	—	19,526

Total current liabilities	1,266,300	1,108,046
Non-current liabilities:
Long-term debt obligations, non-current	1,652,858	2,311,981
Other non-current liabilities (including $0 and $70,397 under the fair value option, respectively)	230,664	295,816

Total liabilities	3,149,822	3,715,843

Commitments and contingencies
Redeemable preferred stock, $0.001 par value; 100,000,000 and 28,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 794,893 and 510,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively; aggregate liquidation preference of $1,013,637 and $665,561 as of September 30, 2025 and December 31, 2024, respectively	$758,027	$474,920
Redeemable common stock, $0.001 par value; zero and 1,472,965 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	22,258
Stockholders’ equity:
Class A common stock, $0.001 par value; 3,000,000,000 and 365,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 320,737,388 and 273,872,642 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	$320	$274
Class B common stock, $0.001 par value; 200,000,000 and 50,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 24,750,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024	25	25
Class C common stock, $0.001 par value; zero and 16,077,175 shares authorized as of September 30, 2025 and December 31, 2024; zero and 4,328,764 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	4
Additional paid-in capital	4,486,070	2,255,500
Accumulated other comprehensive income	81,806	129,430
Accumulated deficit	(2,875,290)	(1,504,669)

Total stockholders’ equity	1,692,931	880,564

Total liabilities, redeemable preferred stock, redeemable common stock, and stockholders’ equity	$5,600,780	$5,093,585

STUBHUB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,370,621)	$(56,990)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,829	1,657
Amortization of intangible assets	17,338	16,482
Stock-based compensation	1,412,779	4,356
Amortization of debt issuance costs	6,535	7,245
Losses on derivatives	7,602	11,196
Amortization of unrealized losses on cash flow hedge	(23,924)	(5,539)
Unrealized foreign exchange losses	87,647	9,279
Loss on extinguishment of debt	15,454	8,216
Deferred income taxes	(135,458)	15,933
Fair value change for preferred stocks and preferred stock bifurcated derivatives	15,825	6,549
Other	6,840	4,553
Changes in operating assets and liabilities:
Accounts receivable	(491)	5,183
Inventory	7,302	(23,508)
Prepaid expenses and other current assets	(8,125)	(551)
Other non-current assets	(1,667)	(20,976)
Operating lease right-of-use assets	3,359	3,818
Accounts payable	(49,937)	(23,104)
Payments due to buyers and sellers	131,165	281,572
Accrued expenses and other current liabilities	26,600	127,941
Other non-current liabilities	33,839	41,610
Operating lease liabilities	(2,455)	(3,987)

Net cash provided by operating activities	181,436	410,935
Cash flows from investing activities:
Capitalized software development costs	(22,842)	(2,104)
Purchases of property and equipment	(1,170)	(1,326)
Purchases of intangible assets	(1,198)	(1,770)

Net cash used in investing activities	(25,210)	(5,200)
Cash flows from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	758,000	—
Proceeds from issuance of Series M redeemable preferred stock	—	24,025
Proceeds from issuance of Series N redeemable preferred stock	50,000	—
Proceeds from issuance of Series O redeemable preferred stock	254,893	—
Proceeds from issuance of Class A common stock upon exercise of stock options and warrants	59	1,123
Proceeds from issuance of debt	—	443,465
Proceeds from partial interest rate swap termination	14,010	—
Repurchase and retirement of Class A and Class C common stock	(1,000)	—
Repayment of long-term debt obligations	(759,763)	(501,709)
Payment of tax withholding obligations on vested equity awards	(81,607)	—
Payments of deferred offering costs	(10,050)	(2,630)
Payment of debt issuance costs	—	(2,770)

Net cash provided by (used in) financing activities	224,542	(38,496)

STUBHUB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) – continued

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	12,723	(1,942)

Net increase in cash, cash equivalents, and restricted cash	393,491	365,297
Cash, cash equivalents, and restricted cash at beginning of period	1,015,912	821,053

Cash, cash equivalents, and restricted cash at end of period	$1,409,403	$1,186,350

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$1,392,458	$1,142,357
Restricted cash in prepaid expenses and other current assets	352	28,309
Restricted cash	16,593	15,684

Total cash, cash equivalents, and restricted cash	$1,409,403	$1,186,350

Supplemental cash flow information
Cash paid for:
Interest	$159,442	$177,723
Non-cash investing and financing activities:
Stock-based compensation capitalized in development of capitalized software	$28,342	$—
Deferred offering costs accrued, unpaid	$4,335	$4,942
Debt issuance costs, unpaid	$190	$—

Key Business Metric and Non-GAAP Financial Measures

StubHub regularly reviews the key business metric, GMS, and the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Net Leverage, Adjusted Gross Margin, Adjusted Sales and Marketing Expenses, Adjusted Operations and Support Expenses, and Adjusted General and Administrative Expenses to evaluate our business, measure our performance, identify trends, prepare financial projections and make business decisions. The measures set forth below should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation of the non-GAAP financial measures, Adjusted EBITDA and Free Cash Flow, to the most directly comparable financial measures calculated in accordance with GAAP is set forth below under “Reconciliations of GAAP to Non-GAAP Financial Measures.”

Gross Merchandise Sales represents the total dollar value paid by buyers for ticket transactions and fulfillment. GMS includes fees we charge buyers and sellers that can vary by transaction, as well as the net proceeds we remit to sellers. Our definition of GMS does not include applicable sales, value-added and other indirect taxes, shipping costs and the impact of discounts and coupons as well as event cancellations or expected cancellations after the initial transaction on our platform. We believe it is useful to exclude these items, primarily refunds due to event cancellations, as GMS is a key metric used by management to measure business performance.

Adjusted EBITDA is calculated as net (loss) income excluding results from non-operating sources including interest income and expense, benefit (provision) for income taxes, other (expense) income, net, foreign currency losses, gains (losses) on derivatives, depreciation and amortization, acquisition-related costs, stock-based compensation expense, employee relocation costs, debt refinancing costs and loss on extinguishment of debt, indirect tax contingency costs, litigation reserves and other costs and expenses. Adjusted EBITDA is a key performance measure that our management team uses to assess our operating performance. We present Adjusted EBITDA because management believes it is helpful in highlighting trends in our operating results as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business. Moreover, it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income and other GAAP results.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, which includes purchases of property and equipment, purchases of intangible assets and capitalized software development costs. We believe that Free Cash Flow is a meaningful indicator of liquidity for management and investors and, in particular, the amount of cash generated from operations that, after capital expenditures, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. A limitation of the use of Free Cash Flow is that it does not represent the total increase or decrease in our cash balance for the period. Free Cash Flow should not be considered in isolation or as an alternative to cash flows from operations and should be considered alongside our other financial liquidity measures, such as net cash provided by (used in) operating activities and our other GAAP results.

Net Leverage is defined as (a) total debt, less cash and cash equivalents plus payments due to sellers divided by (b) trailing twelve months Adjusted EBITDA. We believe that Net Leverage provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Adjusted Gross Margin is defined as (a) revenue less Adjusted Cost of Revenue (which is cost of revenue excluding stock-based compensation expense) divided by (b) revenue. We present Adjusted Gross Margin because management believes it is helpful in highlighting trends in our operating results as it excludes stock-based compensation expense, which is a non-cash expense.

Adjusted Sales and Marketing Expenses is defined as sales and marketing expense excluding stock-based compensation expense. We present Adjusted Sales and Marketing Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.

Adjusted Operations and Support Expenses is defined as operations and support expenses excluding stock-based compensation expense. We present Adjusted Operations and Support Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.

Adjusted General and Administrative Expenses is defined as general and administrative expense excluding stock-based compensation expense, acquisition related costs, debt refinancing costs, indirect tax contingency costs, litigation reserves and other costs and expenses that we do not consider to be representative of the ongoing financial performance of our core business. We present Adjusted Sales and Marketing Expense because management believes it is helpful in highlighting trends in our expense management as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business.

STUBHUB HOLDINGS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(1,294,609)	$(33,012)	$(1,370,621)	$(56,990)
Add (deduct)
Interest income	(12,912)	(11,045)	(31,579)	(31,286)
Interest expense	35,360	47,548	121,665	134,569
(Benefit) provision for income taxes	(106,240)	(16,815)	(132,328)	9,590
Other (income) expense, net	(4,904)	(1,907)	(4,552)	(1,907)
Foreign currency losses	1,133	19,519	86,303	5,388
(Gains) losses on derivatives	(1,471)	7,858	(637)	(2,380)
Depreciation and amortization	6,411	6,168	19,167	18,139
Debt refinancing costs and loss on extinguishment of debt(1)	15,454	—	15,454	33,886
Acquisition-related costs(2)	—	125	250	1,249
Stock-based compensation expense(3)	1,405,248	1,426	1,412,779	4,356
Indirect tax contingency costs(4)	12,992	11,755	34,938	38,024
Litigation reserves(5)	7,000	22,379	7,000	38,756
Other costs and expenses(6)	4,031	1,751	11,942	2,915

Adjusted EBITDA	$67,493	$55,750	$169,781	$194,309
Revenue	468,113	433,779	1,296,015	1,237,230

Net loss as a percentage of revenue	(277)%	(8)%	(106)%	(5)%

Adjusted EBITDA as a percentage of revenue	14%	13%	13%	16%

1.

During the three and nine months ended September 30, 2025, we incurred $15.5 million of loss on extinguishment of debt as a result of our early principal payment related to the 2024 USD Term Loan of $750.0 million in connection with, and using proceeds from the IPO, which is a non-recurring transaction. During the nine months ended September 30, 2024, we incurred $25.7 million of professional service fees related to our debt refinancing in 2024, which is a non-recurring transaction, and $8.2 million of loss on extinguishment of debt, which is a non-recurring transaction. As such, we do not consider these associated costs to be representative of the ongoing financial performance of our core business.

2.

During the three months ended September 30, 2025 and 2024, we incurred zero and $0.1 million of transaction and integration costs, respectively, and during the nine months ended September 30, 2025 and 2024, we incurred $0.3 million and $1.2 million of transaction and integration costs, respectively, attributable to activities associated with our acquisition of the StubHub business from eBay Inc. (the “StubHub Acquisition”), including for certain personnel-related integration costs for certain StubHub employees we retained following the StubHub Acquisition, significant legal and other consultative fees in connection with the U.K. Competition and Markets Authority’s approval proceedings and efforts to integrate acquired information technology infrastructure. We do not consider these costs to be representative of the ongoing financial performance of our core business, and we do not expect these costs to be significant going forward.

3.

Upon our IPO, we recognized $1,400.7 million of stock-based compensation expense, net of $27.1 million capitalized for internally developed software, associated with RSUs, stock options and restricted stock for which the service-based and performance-based vesting conditions, as applicable, were fully or partially satisfied in connection with the IPO.

4.

During the three months ended September 30, 2025 and 2024, we incurred $12.8 million and $11.4 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $0.2 million and $0.4 million of professional service costs, respectively. During the nine months ended September 30, 2025 and 2024, we incurred $33.7 million and $31.0 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $1.3 million and $7.0 million of professional service costs, respectively.

5.

During the three months ended September 30, 2025 and 2024, we incurred $7.0 million and $22.4 million, respectively, and during the nine months ended September 30, 2025 and 2024, we incurred $7.0 million and $38.8 million, respectively, for expenses due to a litigation-related loss contingency for specific matters for which we deemed loss to be probable. We do not consider these costs to be representative of ordinary course litigation or the ongoing financial performance of our core business.

6.

Represents (a) a one-time expense to terminate an intellectual property rights licensing agreement of $7.7 million for the nine months ended September 30, 2025, (b) personnel-related costs related to our customer service office closure of zero and $1.7 million for the three months ended September 30, 2025 and 2024, respectively, and $0.2 million and $1.7 million for the nine months ended September 30, 2025 and 2024, respectively, (c) a one-time expense related to our IPO of $4.0 million for both the three and nine months ended September 30, 2025, and (d) entity restructuring costs associated with the transfer of certain intangible assets and restructuring of our wholly owned subsidiaries of $0.1 million for the three months ended September 30, 2024, and $1.2 million for the nine months ended September 30, 2024. We do not consider these expenses to be representative of the ongoing financial performance of our core business.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by (used in) operating activities(1)	$3,795	$12,357	$181,436	$410,935
Less: Purchases of property and equipment	(372)	(646)	(1,170)	(1,326)
Less: Purchases of intangible assets	(256)	(588)	(1,198)	(1,770)
Less: Capitalized software development costs	(7,767)	(521)	(22,842)	(2,104)

Free cash flow	$(4,600)	$10,602	$156,226	$405,735

TTM free cash flow	$5,601	$501,492	$5,601	$501,492

1.

Includes $39.6 million, $40.1 million, $115.0 million and $108.6 million of interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives for the three months ended September 30, 2025 and 2024 and for the nine months ended September 30, 2025 and 2024, respectively.

Reconciliation of Cost of Revenue to Adjusted Cost of Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue	$100,514	$79,562	$238,102	$205,919
Add (deduct)
Stock-based compensation expense	(23,356)	—	(23,356)	—

Adjusted cost of revenue	$77,158	$79,562	$214,746	$205,919

Reconciliation of Operations and Support Expenses to Adjusted Operations and Support Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Operations and support	$22,508	$15,584	$48,634	$44,379
Add (deduct)
Stock-based compensation expense	(5,938)	—	(5,938)	—

Adjusted operations and support	$16,570	$15,584	$42,696	$44,379

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Sales and marketing	$281,136	$220,964	$735,246	$606,664
Add (deduct)
Stock-based compensation expense	(26,462)	—	(26,462)	—

Adjusted sales and marketing	$254,674	$220,964	$708,784	$606,664

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
General and administrative	$1,425,733	$99,355	$1,571,161	$296,929
Add (deduct)
Stock-based compensation expense	(1,349,492)	(1,426)	(1,357,023)	(4,356)
Acquisition-related costs	—	(125)	(250)	(1,249)
Debt refinancing costs	—	—	—	(25,670)
Indirect tax contingency costs	(12,992)	(11,755)	(34,938)	(38,024)
Litigation reserves	(7,000)	(22,379)	(7,000)	(38,756)
Other costs and expenses(1)	(4,031)	(1,751)	(11,942)	(2,915)

Adjusted general and administrative	$52,218	$61,919	$160,008	$185,959

1.

Represents (a) a one-time expense to terminate an intellectual property rights licensing agreement of $7.7 million for the nine months ended September 30, 2025, (b) personnel-related costs related to our customer service office closure of zero and $1.7 million for the three months ended September 30, 2025 and 2024, respectively, and $0.2 million and $1.7 million for the nine months ended September 30, 2025 and 2024, respectively, (c) a one-time expense related to our IPO of $4.0 million for the three and nine months ended September 30, 2025, respectively, and (d) entity restructuring costs associated with the transfer of certain intangible assets and restructuring of our wholly owned subsidiaries of $0.1 million for the three months ended September 30, 2024, and $1.2 million for the nine months ended September 30, 2024. We do not consider these expenses to be representative of the ongoing financial performance of our core business.

Reconciliation of Net Income (Loss) to TTM Adjusted EBITDA

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net income (loss)	$(1,294,609)	$(53,829)	$(22,183)	$54,190	$(33,012)	$(7,920)	$(16,058)	$339,323
Add (deduct)
Interest income	(12,912)	(10,365)	(8,302)	(9,832)	(11,045)	(11,283)	(8,958)	(6,854)
Interest expense	35,360	43,868	42,437	45,209	47,548	45,617	41,404	40,954
(Benefit) provision for income taxes	(106,240)	(17,594)	(8,494)	30,469	(16,815)	35,906	(9,501)	(340,222)
Other income, net	(4,904)	352	—	—	(1,907)	—	—	—
Foreign currency losses	1,133	61,125	24,045	(46,458)	19,519	(5,320)	(8,811)	24,265
Losses (gains) on derivatives	(1,471)	1,499	(665)	(721)	7,858	(3,666)	(6,572)	11,792
Depreciation and amortization	6,411	6,412	6,344	6,393	6,168	6,070	5,901	5,825
Debt refinancing costs and loss on extinguishment of debt	15,454	—	—	—	—	603	33,283	—
Acquisition-related costs	—	125	125	125	125	125	999	566
Stock-based compensation expense	1,405,248	2,037	5,494	3,381	1,426	622	2,308	2,720
Indirect tax contingency costs	12,992	12,981	8,965	14,094	11,755	11,486	14,783	10,346
Litigation reserves	7,000	—	—	5,727	22,379	—	16,377	—
Other costs and expenses	4,031	7,731	180	1,789	1,751	649	515	2,367

Adjusted EBITDA	$67,493	$54,342	$47,946	$104,366	$55,750	$72,889	$65,670	$91,082

TTM Adjusted EBITDA	$274,147	$262,404	$280,951	$298,675	$285,391

Reconciliation of Net Cash Provided by (Used in) Operating Activities to TTM Free Cash Flow

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(in thousands)
Net cash provided by (used in) operating activities	$3,795	$19,320	$158,321	$(149,448)	$12,357	$138,221	$260,357	$98,638
Less: Purchases of property and equipment	(372)	(291)	(507)	(340)	(646)	(319)	(361)	(372)
Less: Purchases of intangible assets	(256)	(467)	(475)	(316)	(588)	(756)	(426)	(1,706)
Less: Capitalized software development costs	(7,767)	(8,846)	(6,229)	(521)	(521)	(704)	(879)	(803)

Free cash flow	$(4,600)	$9,716	$151,110	$(150,625)	$10,602	$136,442	$258,691	$95,757

TTM free cash flow	$5,601	$20,803	$147,529	$255,110	$501,492
Net interest payment(1)	$39,629	$37,989	$37,362	$38,524	$40,128	$48,763	$19,730	$37,309
Change in payments due to buyers and sellers(2)	$(29,555)	$(30,832)	$191,552	$(251,412)	$(37,612)	$68,751	$250,433	$42,591

1.	Includes interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives.
2.	Includes change in payments due to buyers and sellers as noted in the condensed consolidated statement of cash flows.

Reconciliation of Net Leverage

	September 30, 2025	December 31, 2024
	(in thousands, except percentages)
2024 Euro Term Loan	$531,453	$471,049
2024 USD Term Loan	1,154,187	1,913,950

Principal amount — senior credit facilities	1,685,640	2,384,999

Add (deduct):
Cash and cash equivalents	(1,392,458)	(1,000,965)
Payments due to sellers(1)	769,567	630,022

Total	1,062,749	2,014,056
TTM Adjusted EBITDA	274,147	298,675

Net Leverage	3.9x	6.7x

1.	Reported within payments due to buyers and sellers in notes to the condensed consolidated financial statements